Exhibit 10(i)

Tennessee Gas Pipeline
Company, L.L.C.
a Kinder Morgan company

August 31, 2021

ROANOKE GAS COMPANY
519 KIMBALL AVE., N.E.
P.O. BOX 13007
ROANOKE, VA,24016

Attention: Paul Schneider

Re: Extension of Long-Term Service Agreement
Gas Storage Agreement Contract Number 3974-FSMATGP

Dear Paul:

I am writing regarding the above-referenced gas storage agreement between ROANOKE GAS COMPANY ("Shipper") and Tennessee Gas Pipeline Company, L.L.C. ("Tennessee") relating to the firm storage by Tennessee of certain quantities of gas ("Service Package").

The term provision of the Service Package provides that any right to extend the Service Package shall be governed by Article V, Section 4 of the General Terms and Conditions of Tennessee's FERC Gas Tariff. Our records indicate that the Service Package will automatically extend for a term of five years effective November 1, 2022, unless Shipper notifies Tennessee in writing to the contrary by close of business on October 31, 2021. Therefore, in accordance with Article V, Section 4 of Tennessee's General Terms and Conditions, **please indicate your decision below, and return a copy of this election form to my attention by e-mail to**: Adrienne_Reid@KinderMorgan.com.

TGP Contract Number 3974-FSMATGP

1. ✓ Election to Extend at Tennessee's Maximum Rates

✓ For the Service Package Extension Term (five years) and Storage Quantity

________ For an Alternate Extension Term Than Provided for in the Service Package
Proposed Extended Term: ____________

(A Right of First Refusal ("ROFR") open season may be required at Tennessee's option if Alternate Extension Term is less than five years.)

________ For a Reduced Service Package Storage Quantity
Maximum Daily Withdrawal Quantity (MDWQ): ____ Dth/day
Maximum Space Quantity (MSQ): _______ Dth

August 31, 2021
ROANOKE GAS COMPANY
Contract Number **3974-FSMATGP**
Page No. 2

2.__________ Election to Extend at Less Than Tennessee's Maximum Rate*
Proposed Rate: ______________
Proposed Extended Term: ______________

(A Right of First Refusal ("ROFR") open season may be required at Tennessee's option if election to extend at less than max rate is chosen)

(You will be contacted by your TGP Account Director.)

3.__________ Election to Terminate

PKS

ROANOKE GAS COMPANY

BY: Paul W. Nester
NAME: PAUL W. NESTER
TITLE: PRESIDENT and CEO
DATE: 7 OCT 2021

If you have any questions or need further assistance, please contact me at (713) 369-8413.

Sincerely,

Adrienne Reid

Adrienne M. Reid
Account Director

* Tennessee has the right to establish a minimum rate for the ROFR open season that could be up to the maximum applicable rate.

Service Package No.: 3974

Amendment         No.: 0

GAS STORAGE CONTRACT

This Contract is made as of the 1st day of November, 1993, by and between TENNESSEE GAS PIPELINE COMPANY, A Delaware corporation herein called “Transporter”, and ROANOKE GAS COMPANY, a public service corporation of the State of Virginia, herein called “Shipper”. Transporter and Shipper collectively shall be referred to herein as “Parties”.

ARTICLE I – SCOPE OF CONTRACT

Following the commencement of service hereunder, in accordance with the terms of Transporter’s Rate Schedule FS (Market Area), and of this agreement, Transporter shall receive for injection for Shipper’s account a quantity of gas up to Shipper’s Maximum Injection Quantity(on any day)and Maximum Storage Quantity of 134,603 Dth (on a cumulative basis) and on demand shall withdraw from Shipper’s Storage account and deliver to Shipper a daily quantity of gas up to Shipper’s Maximum Daily Withdrawal Quantity of 978 DTH.

ARTICLE II – SERVICE POINT

The point or points at which the gas is to be tendered for delivery by transporter to Shipper under this contract shall be at the storage service point at Transporter’s Compressor Station 87.

ARTICLE III – PRICE

1.

Shipper agrees to pay Transporter for all natural gas storage service furnished to Shipper hereunder, including compensation for system fuel and losses, at Transporter’s legally effective rate or at any effective superseding rate applicable to the type of service specified herein. Transporter’s present legally effective rate for said service is contained in Transporter’s Tariff as filed with the Federal Energy Regulatory Commission.

2.	Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid by Shipper, which Transporter incurs in rendering service hereunder.

3.

Shipper Agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority ad make changes effective in (a) the rates and charges applicable to service pursuant to Transporter’s Rate Schedule FS, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper any protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter’s existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

ARTICLE IV - INCORPORATION OF RATE SCHEDULE AND TARIFF PROVISIONS

This agreement shall be subject to the terms of Transporter's Rate Schedule FS, as filed with the Federal Energy Regulatory Commission, together with the General Terms and Conditions applicable thereto (including any changes in said Rate Schedule or General Terms and Conditions as may from time to time be filed and made effective by Transporter).

ARTICLE V - TERM OF CONTRACT

This Agreement shall be effective as of the 1st day of November 1993, and shall remain in force and effect until November 1, 2013, ("Primary Term") and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is one year or more, then unless Shipper elects upon one year's prior written notice to Transporter to request a lesser extension term, the Agreement shall automatically extend upon the expiration of ~he primary term for a term of five years; and shall automatically extend for successive five year terms thereafter unless shipper provides notice described above in advance of the expiration of a succeeding term; provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.

ARTICLE VI - NOTICES

Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the party intended to receive the same, as follows:

TRANSPORTER:         Tennessee Gas Pipeline Company

P.O. Box 2511

Houston, TX         77252-2511

Attention:         Transportation Services

SHIPPER:

NOTICES:         Roanoke Gas Company

P.O. Box, 13007 Roanoke, VA         24030

Attention: Mike Gagnet

BILLING:         Roanoke Gas Company

P.O. Box 13007 Roanoke, VA         24030

Attention: Howard Lyon

or to such other address as either Party shall designate by formal written notice to the other.

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ARTICLE VII - TRANSFER.AND ASSIGNMENT OF ALL CONTRACTS

Any company which shall succeed by purchase, merger or consolidation to the properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this contract. Otherwise no assignment of the contract or any of the rights or obligations thereunder shall be made by Shipper, except pursuant to the General Terms and Conditions of Transporter's FERC Gas Tariff.

It is agreed, however, that the restrictions on assignment contained in this Article shall not in any way prevent either party to the contract from pledging, or mortgaging its rights thereunder as security for its indebtedness.

ARTICLE VIII - LAW OF CONTRACT

The interpretation and performance of this contract shall be in accordance with and controlled by the laws of the State of Texas, without regard to doctrines governing choice of laws.

ARTICLE IX - PRIOR AGREEMENTS CANCELLED

Transporter and Shipper agree that this contract, as of the date hereof, shall supersede and cancel the following contract(s) between the parties hereto:

Contract to Storage Service dated: Not Applicable

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in several counterparts by their authorized agents.

TENNESSEE GAS PIPELINE COMPANY

By: /s/TGP

Agent and Attorney-in-Fact ROANOKE GAS COMPANY

By: /s/Arthur L. Pendleton

VP Operations

Service Package No.: 3974 Amendment No.: 0

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EXHIBIT ”A”

TO FIRM GAS STORAGE SERVICE CONTRACT

DATED November 1st, 1993 TENNESSEE GAS PIPELINE COMPANY

AND

ROANOKE GAS COMPANY

Service Package: 3974

Amendment:         0

Contract MSQ: 134,603

Maximum Daily Withdrawal         Quantity: 978 Maximum Daily Injection Quantity:         898

Service Point: At point of interconnection(s)         between Tennessee Gas Pipeline and East Tennessee Natural Gas.

Injection Meter:         060020

Withdrawal         Meter: 070020

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